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                                                                  Exhibit 10.18
                                                                  -------------

                    AMENDMENT NO. 1 TO PRODUCTION AGREEMENT

          This Amendment No. 1 to Production Agreement (this "Amendment") is made and entered into this 11th day of December, 2001 by and between OraSure Technologies, Inc., a Delaware corporation and successor to STC Technologies, Inc., with its registered offices at Bethlehem, Pennsylvania 18015 U.S.A. (the "Purchaser"), and Koninklijke Utermohlen N.V., a limited liability company organized under the laws of the Netherlands, with its registered offices at Wolvega, the Netherlands (the "Seller"). Seller and Purchaser are each referred to herein as a "Party" and collectively as the "Parties."

                                   BACKGROUND
                                   ----------

          Seller and Purchaser are parties to a Production Agreement, dated June 8, 1998 (the "Original Agreement"), pursuant to which Seller agreed to produce certain products related to the Histofreezer Business for the Purchaser. The Parties desire to amend the Original Agreement to, among other things, provide for the production of new products by Seller for Purchaser and to extend the term of the Original Agreement, as more fully set forth in this Amendment.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises and covenants contained in this Amendment, Seller and Purchaser, intending to be legally bound, hereby agree as follows:

     1.     Definitions.
            -----------

            1.1 Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Original Agreement.

            1.2  The definition of the term "Specifications" set forth in
                 Article 1 of the Original Agreement is hereby amended and restated as follows:

                   "The term "Specifications" shall mean the technical file set forth in Exhibit 3.1 to this Agreement as the same shall be amended from time to time pursuant to Section 3.1 of this Agreement, together with current ISO 9002/46002 standards, CE standards, all relevant laws, all relevant regulations, all relevant directives, best manufacturing practices and procedures, principles of good workmanship, acknowledged standards and specific (but reasonable) instructions of the Purchaser in the relevant order for any Product(s)."

     2.     Products.  Exhibit 1 to the Original Agreement is hereby amended
            --------
and restated in its entirety as set forth in Exhibit 1 to this Amendment.
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     3.     Specifications and Quality Control.
            ----------------------------------

            3.1 Exhibit 3.1 to the Original Agreement is hereby amended and restated in its entirety as set forth in Exhibit 3.1 to this Amendment.

            3.2 Section 3.4 of the Original Agreement is hereby amended and restated in its entirety as follows:

                   "The Seller shall produce the Products in accordance with the then current ISO 9002/46002 and CE standards. Copies of all relevant documents related to the production of the Products, including, but not limited to, those documents required to maintain compliance with the Specifications, will be provided by the Seller to the Purchaser upon request. The parties acknowledge that the Purchaser has obtained CE registration for the Products in its name. The Seller shall maintain all CE mark files in accordance with good practice for all Products purchased prior to the Purchaser obtaining CE registration in its name. The Purchaser shall, subject to the Seller's obligation to provide documents under this Article 3.4, be responsible for maintaining the CE mark files for all Products purchased on or after the Purchaser's receipt of the CE registration in its name. The Purchaser shall supply the Seller with copies of all additions or changes to the CE file relating to the production of the Products. The Seller shall not modify any method, process or document relating to the production of the Products, including, without limitation, the quality control aspects of production, without first obtaining the Purchaser's prior written consent, which may be granted or withheld in the Purchaser's sole discretion."

     4.     Purchase Price.
            --------------

            4.1 Exhibit 4.1 to the Original Agreement is hereby amended and restated in its entirety as set forth in Exhibit 4.1 to this Amendment. The prices set forth in Exhibit 4.1 to this Amendment shall apply to all Products purchased on or after the date of this Amendment.

            4.2 The reference to "30%" set forth in Article 4.2 of the Original Agreement is hereby changed to "10%."

            4.3 All payments required by either Party under the Original Agreement, as amended by this Amendment, shall be made in Euros.

     5.     Delivery.  The references to "Incoterms 1990 of the International
            --------
Chamber of Commerce" in Sections 5.2 and 5.3 of the Original Agreement are hereby changed to "Incoterms 2000 of the International Chamber of Commerce."

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     6.     Penalty Clause.
            --------------

            6.1 Article 10.1(i) of the Original Agreement is hereby amended and restated in its entirety as follows:

                   "Articles 7, 9 and 16.7 of this Agreement and Article 11 of the Asset Purchase Agreement shall be considered by the Parties hereto as an event of gross default ("Gross Default"); and"

            6.2  The references to "NGL 250,000", "NGL 10,000" and "NGL 500,000"
                 set forth in Article 10.2 are hereby changed to "EUR 113,446," "EUR 4,538," and "EUR 226,891," respectively.

     7.     Replacement and Recall of Products.  The reference to "5 Working
            ----------------------------------
Days" in Article 11.1 of the Original Agreement is hereby changed to "10 Working Days."

     8.     Duration and Termination.
            ------------------------

            8.1 The first sentence of Article 13.1 of the Original Agreement is hereby amended and restated as follows:

                   "This Agreement shall be in force commencing on June 1, 1998 and terminating on the later of (i) December 31, 2006 and
                   (ii) the date on which the Purchaser shall have ordered and the Seller shall have supplied Products having an aggregate of 30,000,000 treatment applications."

            The date specified in clause (ii), above, shall be determined only by reference to the Products ordered and purchased on or after December 11, 2001. The number of treatment applications shall be determined by reference to the number of treatment applicators sold with aerosol canisters to the Purchaser.

            8.2 Article 13.3(a) is hereby amended and restated in its entirety as follows:

                   "if there are changes in the direct or indirect control or ownership (the shares in the capital or otherwise) of the Seller and the Purchaser does not provide its written consent for the same prior to such change, which consent may be granted or withheld in the Purchaser's sole discretion; or"

     9.     Notices.  The notice information for the Purchaser set forth in
            -------
Article 14.1 of the Original Agreement is hereby amended and restated as follows:

                   "If to the Purchaser:

                   OraSure Technologies, Inc.
                   150 Webster Street
                   Bethlehem, Pennsylvania 18015
                   U.S.A.

                   To the attention of: President"

     10.    Assignment.  Article 16.7 of the Original Agreement is hereby
            ----------
amended and restated in its entirety as follows:

                   "None of the rights or obligations under this Agreement may be assigned or transferred by the Seller without the prior written consent of the Purchaser, which consent may be granted or withheld in the Purchaser's sole discretion. The Seller and the Purchaser can, without obtaining the prior consent of the other, fully assign and transfer any ("cessie") or all ("contractsoverneming") of its respective rights and obligations under this Agreement to an affiliated company. An affiliated company of a party shall mean a company or entity which controls, is controlled by or is under common control with such party. Notwithstanding the foregoing, a change in ownership or control of the Seller shall be deemed to be a transfer of the Agreement by the Seller requiring the Purchaser's prior written consent, which consent may be granted or withheld in the Purchaser's sole discretion. The Purchaser may, without the consent of the Seller, freely assign any ("cessie") or all ("contractsoverneming") of its rights and obligations under this Agreement to any third party. To the extent either the Seller or the Purchaser assigns or transfers its rights and obligations under this Agreement to any party in accordance with this Article 16.7, the assignee of the Seller shall be deemed to be the "Seller", and the assignee of the Purchaser shall be deemed to be the "Purchaser", for purposes of this Agreement."

     11.    Party References.  All references to the Purchaser in the Original
            ----------------
Agreement are hereby deemed to mean OraSure Technologies, Inc., as successor by merger to STC Technologies, Inc.

     12.    No Other Changes.  Except as set forth in this Amendment, the
            ----------------
Original Agreement remains in full force and effect without any other changes. The Original Agreement, together with this Amendment, constitute the entire agreement between the Seller and the Purchaser with respect to the subject matter hereof and thereof and supersede and cancel all previous negotiations, agreements, and commitments, whether

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oral or in writing, with respect to such subject matter.  All references to the
Agreement shall be deemed to mean the Agreement as amended by this Amendment.

     13.    Counterparts.  This Amendment may be executed in two or more
            ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A facsimile transmission of a signed original shall be deemed to be the same as delivery of a signed original.

     14.    Governing Law.  This Amendment and any controversy, claim or
            -------------
dispute arising under this Amendment shall be governed by, and construed in accordance with, the laws of the Netherlands.

            IN WITNESS WHEREOF, the undersigned duly authorized officers of the Seller and the Purchaser have executed this Amendment as of the date first above written.

ORASURE TECHNOLOGIES, INC.                  KONINKLIJKE UTERMOHLEN N.V.

By: /s/ Michael J. Gausling                 By: /s/ Don T. van der Vat
    -------------------------------             -------------------------------
    Name: Michael J. Gausling                   Name: Don T. van der Vat
    Title:  President and                       Title:  Managing Director
            Chief Executive Officer

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                                  EXHIBIT 1

                                 THE PRODUCTS
                                 ------------

Art.nr.        Description
----           -----------
123070         Histofreezer Dutch/French 5mm (40 applicators)
123082         Histofreezer English 5mm (40 applicators)
123086         Histofreezer English 2mm (50 applicators)
123080         Histofreezer DPC Norway 5mm (40 applicators)
123079         Histofreezer Uhlmann 5mm (40 applicators)
122010         Histofreezer Uhlmann 2mm (50 applicators)
F78040         Histofreezer Askina French 5mm (40 applicators)
F78050         Histofreezer Askina French 2mm (50 applicators)
321059         Histofreezer Askina Spanish 5mm (40 applicators)
325897         Histofreezer Askina Spanish 2mm (50 applicators)
09381007       Histofreezer Askina German 5mm (40 applicators)
09381015       Histofreezer Askina German 2mm (50 applicators)
002556         Histofreezer Paladin Mix (50 applicators)
H-60           Histofreezer OraSure USA Mix (60 applicators)
H-135          Histofreezer United Medical Mix (50 applicators)
H-140          Histofreezer Mexico Mix (50 applicators)
H-150          Histofreezer English Mix (50 applicators)
H-155          Histofreezer Uhlmann Mix (50 applicators)
H-505          Histofreezer OraSure USA 5mm (50 applicators)
H-105          Histofreezer Sample Mix (5 applicators)
H-110          Histofreezer (Glaxo) Mix (10 applicators)
H-109          Supplementary Applicators 20 x 2mm
H-119          Supplementary Applicators 20 x 5mm

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                                  EXHIBIT 3.1

                                 SPECIFICATIONS
                                 --------------

                                     -7-
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                                  EXHIBIT 4.1